Exhibit 99.1
Zoom Video Communications Reports Fourth Quarter and Fiscal Year 2022 Financial Results
•Year-end number of customers contributing more than $100,000 in trailing 12 months revenue up approximately 66% year over year
•Fourth quarter total revenue of $1,071.4 million, up 21% year over year; full fiscal year total revenue of $4,099.9 million, up 55% year over year
•Fourth quarter GAAP income from operations of $251.8 million, down 2% year over year; full fiscal year GAAP income from operations of $1,063.6 million, up 61% year over year
•Fourth quarter non-GAAP income from operations of $420.3 million, up 16% year over year; full fiscal year non-GAAP income from operations of $1,657.1 million, up 69% year over year
•Authorization to repurchase up to $1.0 billion of Zoom’s Class A common stock
San Jose, California – February 28, 2022 – Zoom Video Communications, Inc. (NASDAQ: ZM), a leading provider of video-first unified communications, today announced financial results for the fourth quarter and fiscal year ended January 31, 2022.

“In fiscal year 2022, we delivered strong results with total revenue of more than $4 billion growing 55% year over year along with increased profitability and operating cash flow growth as our global customer base continued to grow and find new use cases for our broadening communications platform,” said Zoom founder and CEO, Eric S. Yuan. “Looking forward, we are addressing a large opportunity as we expect customers will continue to transform how they work and engage with their customers. It is apparent that businesses want a full communications platform that is integrated, secure, and easy to use. We are proud to lead the charge of the digital transformation for communications. To sustain and enhance our leadership position, in fiscal year 2023 we plan to build out our platform to further enrich the customer experience with new cloud-based technologies and expand our go-to-market motions, which we believe will enable us to drive future growth.”
Fourth Quarter Fiscal Year 2022 Financial Highlights:
•Revenue: Total revenue for the quarter was $1,071.4 million, up 21% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the quarter was $251.8 million, compared to GAAP income from operations of $256.1 million in the fourth quarter of fiscal year 2021. After adjusting for stock-based compensation expense and related payroll taxes, and acquisition-related expenses, non-GAAP income from operations for the fourth quarter was $420.3 million, up from $360.9 million in the fourth quarter of fiscal year 2021. For the fourth quarter, GAAP operating margin was 23.5% and non-GAAP operating margin was 39.2%.
•Net Income and Diluted Net Income Per Share: GAAP net income attributable to common stockholders for the quarter was $490.5 million, or $1.60 per share, compared to GAAP net income attributable to common stockholders of $260.4 million, or $0.87 per share in the fourth quarter of fiscal year 2021.
Non-GAAP net income for the quarter was $393.6 million, after adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, losses on strategic investments, income tax benefits from discrete activities, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $1.29. In the fourth quarter of fiscal year 2021, non-GAAP net income was $365.4 million, or $1.22 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of January 31, 2022 was $5,419.3 million.
•Cash Flow: Net cash provided by operating activities was $209.4 million for the quarter, compared to $399.4 million in the fourth quarter of fiscal year 2021. Adjusted free cash flow, which is net cash provided by operating activities less purchases of property and equipment, plus litigation settlement payments, net, was $273.6 million, compared to $377.9 million in the fourth quarter of fiscal year 2021.
Full Fiscal Year 2022 Financial Highlights:
•Revenue: Total revenue for the fiscal year was $4,099.9 million, up 55% year over year.

•Income from Operations and Operating Margin: GAAP income from operations for the fiscal year was $1,063.6 million, compared to GAAP income from operations of $659.8 million for fiscal year 2021. After adjusting for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, litigation settlements, net, and acquisition-related expenses, non-GAAP income from operations for the fiscal year was $1,657.1 million, up from $983.3 million for fiscal year 2021. For the fiscal year, GAAP operating margin was 25.9% and non-GAAP operating margin was 40.4%.
•Net Income and Diluted Net Income Per Share: GAAP net income attributable to common stockholders for the fiscal year was $1,375.1 million, or $4.50 per share, compared to GAAP net income attributable to common stockholders of $671.5 million, or $2.25 per share for fiscal year 2021.
Non-GAAP net income for the fiscal year was $1,549.1 million, after adjusting for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, gains on strategic investments, litigation settlements, net, income tax benefits from discrete activities, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $5.07. In fiscal year 2021, non-GAAP net income was $995.7 million, or $3.34 per share.
•Cash Flow: Net cash provided by operating activities was $1,605.3 million for the fiscal year, compared to $1,471.2 million for fiscal year 2021. Adjusted free cash flow, which is net cash provided by operating activities less purchases of property and equipment, plus litigation settlement payments, net, was $1,557.7 million, compared to $1,391.2 million for fiscal year 2021.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the fourth quarter of fiscal year 2022, Zoom had:
•2,725 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 66% from the same quarter last fiscal year.
•Approximately 509,800 customers with more than 10 employees, up approximately 9% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate for customers with more than 10 employees of approximately 129%.
As Zoom approaches its three-year anniversary as a public company, Zoom’s business has evolved substantially and the metrics that management uses to evaluate the business have changed. Beginning with the first quarter of fiscal year 2023, Zoom will no longer present the number of customers with more than 10 employees and the trailing 12-month net dollar expansion rate for customers with more than 10 employees. However, Zoom will still provide these metrics through the end of fiscal year 2023 in the appendix to the investor deck that Zoom will continue to post on its IR site each quarter at https://investors.zoom.us.
Going forward, Zoom will provide the following metrics in addition to the number of customers contributing more than $100,000 in trailing 12 months revenue: the number of Enterprise customers and the net dollar expansion rate for Enterprise customers. Zoom defines Enterprise customers as distinct business units who have been engaged by either Zoom’s direct sales team, channel partners or independent software vendor partners. At the end of the fourth quarter of fiscal year 2022, Zoom had:
•Approximately 191,000 Enterprise customers, up 35% year over year.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 130%.
Financial Outlook: Zoom is providing the following guidance for its first quarter of fiscal year 2023 and its full fiscal year 2023.
•First Quarter Fiscal Year 2023: Total revenue is expected to be between $1.070 billion and $1.075 billion and non-GAAP income from operations is expected to be between $345.0 million and $350.0 million. First quarter non-GAAP diluted EPS is expected to be between $0.86 and $0.88 with approximately 309 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2023: Total revenue is expected to be between $4.530 billion and $4.550 billion and non-GAAP income from operations is expected to be between $1.430 billion and $1.450 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $3.45 and $3.51 with approximately 312 million non-GAAP weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Stock Repurchase Authorization: Zoom’s Board of Directors has authorized a stock repurchase program of up to $1.0 billion of Zoom’s outstanding Class A common stock. The program will expire in February 2024.
Repurchases of Zoom’s Class A common stock may be effected, from time to time, either on the open market (including pre-set trading plans), in privately negotiated transactions, and other transactions in accordance with applicable securities laws.
The timing and the amount of any repurchased Class A common stock will be determined by Zoom's management based on its evaluation of market conditions and other factors. The repurchase program will be funded using Zoom's working capital. Any repurchased shares of Class A common stock will be retired. The repurchase program does not obligate Zoom to acquire any particular amount of Class A common stock, and the repurchase program may be suspended or discontinued at any time at Zoom’s discretion.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on February 28, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom is for you. Zoom is a space where you can connect to others, share ideas, make plans, and build toward a future limited only by your imagination. Our frictionless communications platform is the only one that started with video as its foundation, and we have set the standard for innovation ever since. That is why we are an intuitive, scalable, and secure choice for large enterprises, small businesses, and individuals alike. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Visit zoom.com and follow @zoom.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the first quarter of fiscal year 2023 and full fiscal year 2023, Zoom’s market position, opportunities, and growth strategy, product initiatives and go-to-market motions and the expected benefits resulting from the same, market trends and Zoom’s stock repurchase program. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, including the potential effect on our user growth rate as the impact of the COVID-19 pandemic tapers, particularly as vaccines become widely available and distributed, and users return to work or school or are otherwise no longer subject to limitations on in-person meetings, as well as the impact of COVID-19 on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable, market volatility, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2021. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense and expenses related to charitable donation of common stock because they are non-cash in nature and excluding these expenses provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.

Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, gains on strategic investments, litigation settlements, net, income tax benefits from discrete activities, and undistributed earnings attributable to participating securities. Zoom excludes gains on strategic investments, net because given the size and volatility in the ongoing adjustments to the valuation of our strategic investments, we believe that excluding these gains or losses facilitates a more meaningful evaluation of our operational performance. Zoom excludes income tax benefits from discrete activities, including the income tax benefit related to the release of the US federal and state valuation allowance, because of their nonrecurring nature. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom defines adjusted FCF as free cash flow plus litigation settlement payments, net. Zoom adds back litigation settlement payments, net because they are not part of Zoom's ongoing operating activities, and the consideration of measures that exclude such payments can assist in the comparison of cash generated from operations in different periods which may or may not include such payments and assist in the comparison with the results of other companies in the industry. Zoom considers free cash flow and adjusted free cash flow to be liquidity measures that provide useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts. Zoom defines Enterprise customers as distinct business units who have been engaged by either Zoom’s direct sales team, channel partners or independent software vendor partners.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from all customers with more than 10 employees or Enterprise customers, as the case may be, as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom then calculates the ARR from these customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Press Relations
Colleen Rodriguez
Head of Global Public Relations and Executive Communications for Zoom
press@zoom.us
Investor Relations
Tom McCallum
Head of Investor Relations for Zoom
investors@zoom.us

Zoom Video Communications, Inc.
Consolidated Balance Sheets
(Unaudited, in thousands)

	As of January 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,062,820	$2,240,303
Marketable securities	4,356,446	2,004,410
Accounts receivable, net	419,673	294,703
Deferred contract acquisition costs, current	199,266	136,630
Prepaid expenses and other current assets	145,602	116,819
Total current assets	6,183,807	4,792,865
Deferred contract acquisition costs, noncurrent	164,714	157,262
Property and equipment, net	222,354	149,924
Operating lease right-of-use assets	95,965	97,649
Strategic investments	367,814	18,668
Goodwill	27,607	24,340
Deferred tax assets	382,296	1,519
Other assets, noncurrent	106,761	55,766
Total assets	$7,551,318	$5,297,993
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,841	$8,664
Accrued expenses and other current liabilities	430,415	393,018
Deferred revenue, current	1,141,435	858,284
Total current liabilities	1,579,691	1,259,966
Deferred revenue, noncurrent	38,481	25,211
Operating lease liabilities, noncurrent	85,018	90,415
Other liabilities, noncurrent	68,110	61,634
Total liabilities	1,771,300	1,437,226

Stockholders’ equity:
Preferred stock	—	—
Common stock	299	292
Additional paid-in capital	3,749,514	3,187,168
Accumulated other comprehensive (loss) income	(17,902)	839
Retained earnings	2,048,107	672,468
Total stockholders’ equity	5,780,018	3,860,767
Total liabilities and stockholders’ equity	$7,551,318	$5,297,993

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the consolidated balance sheets was $59.7 million and $24.6 million as of January 31, 2022 and 2021, respectively.

Zoom Video Communications, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Revenue	$1,071,376	$882,485	$4,099,864	$2,651,368
Cost of revenue	257,347	267,284	1,054,554	821,989
Gross profit	814,029	615,201	3,045,310	1,829,379
Operating expenses:
Research and development	116,996	52,375	362,990	164,080
Sales and marketing	325,415	214,018	1,135,959	684,904
General and administrative	119,799	92,691	482,770	320,547
Total operating expenses	562,210	359,084	1,981,719	1,169,531
Income from operations	251,819	256,117	1,063,591	659,848
(Losses) gains on strategic investments, net	(110,736)	—	43,761	2,538
Other (expense) income, net	(2,549)	8,536	(5,720)	15,648
Income before (benefit from) provision for income taxes	138,534	264,653	1,101,632	678,034
(Benefit from) provision for income taxes	(352,107)	4,043	(274,007)	5,718
Net income	490,641	260,610	1,375,639	672,316
Undistributed earnings attributable to participating securities	(116)	(217)	(582)	(789)
Net income attributable to common stockholders	$490,525	$260,393	$1,375,057	$671,527

Net income per share attributable to common stockholders:
Basic	$1.64	$0.91	$4.64	$2.37
Diluted	$1.60	$0.87	$4.50	$2.25
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	298,374,298	287,598,299	296,334,894	283,853,654
Diluted	306,010,113	300,613,251	305,826,505	298,127,669

Zoom Video Communications, Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$490,641	$260,610	$1,375,639	$672,316
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	161,375	96,261	477,287	275,818
Income tax benefit from release of valuation allowance	(327,957)	—	(327,957)	—
Amortization of deferred contract acquisition costs	51,592	33,025	177,283	104,306
(Losses) gains on strategic investments, net	110,736	—	(43,761)	(2,538)
Depreciation and amortization	12,913	9,456	48,188	28,857
Provision for accounts receivable allowances	13,265	11,789	36,747	32,007
Non-cash operating lease cost	5,256	3,705	18,387	10,887
Charitable donation of common stock	—	—	—	23,312
Amortization on marketable securities	5,770	2,646	25,316	5,433
Other	2,464	(3)	4,591	927
Changes in operating assets and liabilities:
Accounts receivable	(50,642)	(28,922)	(159,183)	(219,039)
Prepaid expenses and other assets	(83,936)	(20,263)	(155,934)	(68,521)
Deferred contract acquisition costs	(82,066)	(40,774)	(247,371)	(307,068)
Accounts payable	(14,280)	(5,292)	(2,218)	3,481
Accrued expenses and other liabilities	(70,545)	47,735	101,369	251,654
Deferred revenue	(10,626)	32,124	293,887	665,724
Operating lease liabilities, net	(4,564)	(2,701)	(17,004)	(6,379)
Net cash provided by operating activities	209,396	399,396	1,605,266	1,471,177
Cash flows from investing activities:
Purchases of marketable securities	(988,436)	(1,040,361)	(4,434,749)	(2,056,470)
Maturities of marketable securities	685,498	174,188	1,733,043	580,795
Sales of marketable securities	15,285	—	296,867	36,897
Purchases of property and equipment	(20,774)	(21,455)	(132,590)	(79,972)
Purchases of strategic investments	(178,800)	—	(305,149)	(13,000)
Cash paid for acquisition, net of cash acquired	(1,380)	—	(3,501)	(26,486)
Purchases of intangible assets	(3,392)	(1,458)	(13,018)	(5,843)
Other	—	43	—	1,659
Net cash used in investing activities	(491,999)	(889,043)	(2,859,097)	(1,562,420)
Cash flows from financing activities:
Proceeds from issuance of common stock for employee stock purchase plan	21,485	17,673	59,331	38,433
Proceeds from exercise of stock options, net of repurchases	3,360	4,709	14,404	28,550
Proceeds from employee equity transactions (remitted) to be remitted to employees and tax authorities, net	(11,662)	(247,553)	(40,004)	4,088
Proceeds from follow-on public offering, net of underwriting discounts and commissions and other offering costs	—	1,979,206	—	1,979,206
Other	—	—	337	—
Net cash provided by financing activities	13,183	1,754,035	34,068	2,050,277
Net (decrease) increase in cash, cash equivalents, and restricted cash	(269,420)	1,264,388	(1,219,763)	1,959,034
Cash, cash equivalents, and restricted cash—beginning of year	1,342,773	1,028,728	2,293,116	334,082
Cash, cash equivalents, and restricted cash—end of year	$1,073,353	$2,293,116	$1,073,353	$2,293,116

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
GAAP income from operations	$251,819	$256,117	$1,063,591	$659,848
Add:
Stock-based compensation expense and related payroll taxes	164,511	101,853	504,336	290,832
Litigation settlements, net	—	—	66,916	—
Acquisition-related expenses	3,960	2,938	22,277	9,278
Charitable donation of common stock	—	—	—	23,312
Non-GAAP income from operations	$420,290	$360,908	$1,657,120	$983,270
GAAP operating margin	23.5%	29.0%	25.9%	24.9%
Non-GAAP operating margin	39.2%	40.9%	40.4%	37.1%

GAAP net income attributable to common stockholders	$490,525	$260,393	$1,375,057	$671,527
Add:
Stock-based compensation expense and related payroll taxes	164,511	101,853	504,336	290,832
Litigation settlements, net	—	—	66,916	—
(Losses) gains on strategic investments, net	110,736	—	(43,761)	—
Acquisition-related expenses	3,960	2,938	22,277	9,278
Charitable donation of common stock	—	—	—	23,312
Income tax benefits from discrete activities	(376,266)	—	(376,266)	—
Undistributed earnings attributable to participating securities	116	217	582	789
Non-GAAP net income	$393,582	$365,401	$1,549,141	$995,738

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.64	$0.91	$4.64	$2.37
Non-GAAP net income per share - basic	$1.32	$1.27	$5.23	$3.51
GAAP net income per share - diluted	$1.60	$0.87	$4.50	$2.25
Non-GAAP net income per share - diluted	$1.29	$1.22	$5.07	$3.34

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	298,374,298	287,598,299	296,334,894	283,853,654
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	306,010,113	300,613,251	305,826,505	298,127,669

Net cash provided by operating activities	$209,396	$399,396	$1,605,266	$1,471,177
Less: Purchases of property and equipment	(20,774)	(21,455)	(132,590)	(79,972)
Free cash flow (non-GAAP)	188,622	377,941	1,472,676	1,391,205
Add: Litigation settlement payments, net	85,000	—	85,000	—
Adjusted free cash flow (non-GAAP)	$273,622	$377,941	$1,557,676	$1,391,205
Net cash used in investing activities	$(491,999)	$(889,043)	$(2,859,097)	$(1,562,420)
Net cash provided by financing activities	$13,183	$1,754,035	$34,068	$2,050,277
Operating cash flow margin (GAAP)	19.5%	45.3%	39.2%	55.5%
Adjusted free cash flow margin (non-GAAP)	25.5%	42.8%	38.0%	52.5%